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                                                                    EXHIBIT 10.6




                               OPERATING AGREEMENT

                                       OF

                  BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC


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                  THIS OPERATING AGREEMENT is made as of the 2nd day of July,
2001 by and between PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("PFS"), and INVENTORY FINANCING PARTNERS, LLC, a Delaware limited liability company ("IFP"). PFS and IFP are individually and collectively referred to herein as a "Member" and "Members," respectively.

                                   WITNESSETH:

                  WHEREAS, the Members have authorized the formation of BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC (the "Company") as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act"); and

                  WHEREAS, the Members wish to set forth herein the terms and provisions governing the operations and management of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained herein, and intending to be legally bound hereby, the parties agree as follows:

                  ARTICLE 1. Formation; Term.

                  (a) Pursuant to Chapter 18, Title 6 of the Act, the Members have authorized and caused to be filed in the Office of the Delaware Secretary of State a Certificate of Formation (the "Certificate") thereby establishing the Company as a Delaware limited liability company. A true and correct copy of the Certificate is attached hereto as Exhibit A. The Company shall file an amendment to the Certificate if, and to the extent, required by the Act to reflect the provisions set forth herein.

                  (b) The Company shall be operated and shall conduct its business in accordance with the Act, except to the extent modified by the terms of this Agreement.

                  (c) Unless (i) the Company is sooner dissolved in accordance with Article 14 of this Agreement or the provisions of the Act or (ii) the term is extended pursuant to Article 14 of this Agreement, the term of existence of the Company shall expire on December 31, 2050 (the "Term").

                  ARTICLE 2. Name; Principal Office; Registered Office and
Agent.

                  (a) The business and affairs of the Company shall be conducted under the name of BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC.

                  (b) The address of the Company's initial registered office in the State of Delaware shall be 1013 Centre Road, Wilmington, Delaware, and the registered agent at such office shall be Corporation Service Company. The Company shall maintain its principal office in such location as the Manager (as hereinafter defined) shall determine to be necessary and appropriate for the proper conduct of the business of the Company.


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                  (c) The following documents shall be maintained at the
principal office of the Company:

                      (i) a current list of the full name and last known business address of each Member set forth in alphabetical order and the date on which each person or entity became a Member;

                      (ii) information regarding the amount of cash and a description and statement of the agreed value of any other property contributed by each Member;

                      (iii) a copy of the Certificate and all amendments thereto;

                      (iv) a copy of this Agreement and all amendments hereto;

                      (v) copies of the Company's Federal and state income tax returns and annual financial statements; and

                      (vi) Minutes of every annual meeting, special meeting and court-ordered meeting and all written consents obtained from Members for actions taken by Members without a meeting.

                  (d) Such documents shall be available for inspection and copying by any Member or its authorized representatives during ordinary business hours upon reasonable notice from, and at the expense of, such Member.

                  (e) The foregoing shall not restrict the power and authority of the Manager to change the name, registered office, registered agent or principal office of the Company from time to time.

                  ARTICLE 3. Limited Purpose; Operations; Title to Company Property.

                  (a) The sole purpose of the Company shall be to purchase, sell and distribute IBM products, and to engage in any and all businesses, activities and enterprises related or incidental thereto, including without limitation, to purchase, own, operate, manage, lease, sublease, possess, occupy, finance, borrow, mortgage, pledge, encumber, sell, transfer, assign, grant options with respect to, construct, expand, renovate, repair, maintain and otherwise deal with and in respect of real or personal property, or any kind or description, and otherwise engage in all such activities as are necessary, incidental or appropriate in connection with the proper and lawful operation of the foregoing; provided, however, in pursuing the foregoing, the Company shall not take any action or step, or omit or fail to take any action or step, which shall constitute a breach, violation or default under any law, rule, regulation, ordinance, order, decree, license, permit, franchise, authorization, contract, note, bond, indenture, instrument or agreement to which the Company or any of its property may be subject or bound. For the avoidance of doubt, the Company shall be the parent corporation of BSD Acquisition Corp., a Delaware corporation, which shall conduct the foregoing activities.


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                  (b) The Company shall conduct its business and operations in accordance with the following provisions and shall:

                      (i) maintain books and records and bank accounts separate from those of any other person;

                      (ii) maintain its bank accounts and all its other assets separate from those of any other person or entity;

                      (iii) hold regular Company meetings, as appropriate, to conduct the business of the Company and observe all other limited liability company formalities;

                      (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

                      (v) prepare separate tax returns and financial statements;

                      (vi) conduct business in its own name and use separate stationery, invoices and checks;

                      (vii) not commingle its assets or funds with those of any other person;

                      (viii) not assume, guarantee or pay the debts or obligations of any other person;

                      (ix) pay its own liabilities and expenses only out of its own funds;

                      (x) pay salaries of its own employees from its own funds;

                      (xi) correct any known misunderstanding regarding its separate identity;

                      (xii) not identify itself as a division of any other person or entity; and

                      (xiii) maintain adequate capital in light of its contemplated business operations.

                  (c) All property owned by the Company shall be owned by the Company as an entity and, to the extent permitted by applicable law, no Member shall have any ownership interest in any Company property in its individual name or right, and each Member's interest in the Company shall be personal property for all purposes.

                  ARTICLE 4. Members.

                  (a) As of the date hereof, the Members are PFS and IFP. Except as provided in this Agreement, no other person, corporation, partnership, limited liability company or other entity shall become a Member of the Company. The Members shall have the rights, duties and


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obligations granted to and imposed upon them under the Act, except as and to the extent modified by the terms of this Agreement.

                  (b) No Member may resign from the Company prior to the dissolution and winding up of the Company's business and affairs. If a Member attempts to resign in violation of the provisions of this Article 4(b), such act shall, as to the Company and the other Members, be void and of no force and effect, nor shall such attempted resignation entitle any Member to receive the fair value of its interest in the Company prior to the dissolution and winding up of the Company's business and affairs.

                  (c) Subject to the terms set forth herein, the interests of the Members in the Company (each an "LLC Interest") are as follows: IFP - 51%; and PFS - 49%.

                  (d) Except where specifically indicated otherwise, an LLC Interest shall be deemed to refer to and include both an Economic Interest (as hereinafter defined) and a Voting Interest (as hereinafter defined). As used herein, the term "Economic Interest" means the economic rights and interests associated with a Member's LLC Interest, including the economic rights and interests described in the Act and in this Agreement. As used herein, the term "Voting Interest" means all rights, interests and responsibilities, other than the Economic Interest, associated with a Member's LLC Interest, including, without limitation, the right to receive notice of, attend Members' meetings regarding, and to vote on or consent to matters for which the approval or consent of the Members is required or permitted hereunder. The Voting Interest (rather than the Economic Interest) associated with a Member's LLC Interest shall be counted for purposes of determining the presence of a quorum at meetings of Members, whether Members holding the requisite percentage of LLC Interests have voted in favor of any matter presented to the Members for their approval and whether Members holding the requisite percentage of LLC Interests have consented to any action taken without a meeting (collectively, the "Voting Purposes").

                  ARTICLE 5. Capital Contributions; Capital Accounts.

                  (a) The Members agree to contribute to the capital of the Company the cash and other property set forth on Exhibit B attached hereto and incorporated herein (hereinafter, each Member's "Capital Contribution").

                  (b) Except as otherwise set forth herein, no Member shall, solely by reason of being a Member, have any obligation to make any additional capital contribution or loan to the Company or guaranty any indebtedness or obligation of the Company.

                  (c) Contributions of capital to the Company by the Members shall not bear interest.

                  (d) No Member shall have the right to withdraw or reduce its capital contribution to the Company or receive the return of such capital contribution, except as otherwise provided in this Agreement.


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                  (e) A separate capital account (each a "Capital Account")
shall be maintained for each Member in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv) of the Internal Revenue Code (the "Code"). Consistent therewith, each Member's Capital Account shall be credited with (i) the amount of cash and the fair market value of any other property (net of liabilities to which the contributed property is subject) or services contributed by such Member and (ii) the amount of any net profit or items thereof, allocated to that Member pursuant to Article 7 hereof. Each Member's Capital Account shall be charged with (iii) the amount of cash and the fair market value of any other property (net of liabilities assumed by such Member and liabilities to which such property is subject) paid or distributed to such Member, and (iv) the Member's share of losses or items thereof, allocated to that Member pursuant to
Article 7 hereof. The Capital Accounts shall be adjusted by any other adjustments required by Treasury Regulation Section 1.704-1(b)(2)(iv).

                  (f) The maintenance of the Capital Accounts shall in all cases be as required by the Code, and the regulations thereunder (the "Regulations"), and any inconsistencies between the terms of this Agreement and the Code and the Regulations shall be resolved in favor of the Code and the Regulations. In the event that there shall be any change to the provisions of the Code or any Regulations and the application of such change under this Agreement shall result in material economic harm to any Member, the Members shall use reasonable good faith efforts to negotiate amendments to this Agreement to compensate such Member for such harm; provided, however, that such amendments shall not materially affect a Member's rights to distributions hereunder.

                  ARTICLE 6. Distributions.

                  (a) Subject to the restrictions, if any, of any loan agreement, credit agreement, note, bond or other instrument or agreement to which the Company is or may be subject or bound at any time, for each fiscal year of the Company (or portion thereof on a pro rated basis), all Cash Flow (as defined in Article 6(d) hereof) shall be distributed to the Members in the following order of priority: first, to IFP until it has received a one-time amount equal to its Capital Contribution; second, to IFP until it has received an amount equal to a 35% cumulative annual return on its Capital Contribution; third, to PFS until it has received a one-time amount equal to its Capital Contribution; fourth, to PFS until it has received an amount equal to a 35% cumulative annual return on its Capital Contribution; and fifth, to the Members, pro rata, in accordance with their respective Capital Accounts. Notwithstanding the foregoing, no distribution shall be made if, after giving effect thereto, the net worth of the Company shall be less than the aggregate initial Capital Contributions of the Members.

                  (b) The aforesaid distributions set forth in the preceding paragraph shall be determined, annually, in accordance with the Company's annual financial statements, and payment thereof shall be made within 30 days following the completion of such financial statements, but, in any event, not later than April 1 following each fiscal year.

                  (c) For purposes of this Agreement, "Cash Flow" means for each fiscal year of the Company, gross revenues of the Company from operations, minus all operating expenses, as determined, on an accrual basis, in accordance with generally accepted accounting principles consistently applied, except that the following rules shall apply:


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                      (i) Capital contributions and loans to the Company shall
not be included in Cash Flow;

                      (ii) Depreciation of any kind shall not be a deduction from Cash Flow;

                      (iii) Reserves that the Manager may reasonably establish from time to time shall be a deduction from Cash Flow, such reserves to include, without limitation, (A) working capital reserves to reflect the difference between accounts payable and accounts receivable and (B) reserves deemed necessary or appropriate by the Manager to fund the Company's operations, satisfy liabilities, repay indebtedness, capital expenditures, acquisitions or other transactions;

                      (iv) Capital expenditures shall be a deduction from Cash Flow to the extent such capital expenditures are in excess of reserves previously established for such expenditures and are not paid with proceeds from insurance;

                      (v) Insurance proceeds received on account of rental or business interruption shall be included in Cash Flow;

                      (vi) Amounts released from reserves for distribution shall be an increase in Cash Flow; and

                      (vii) Amortization of any indebtedness of the Company or any part thereof, shall be a deduction from Cash Flow.

                  (d) No Member who is entitled to a distribution pursuant to this Agreement shall be entitled to demand and receive such distribution in any form other than cash.

                  (e) No Member having a negative balance in its Capital Account shall be required to contribute funds to the Company in order to restore its Capital Account to zero.

                  (f) Notwithstanding the foregoing, not later than April 1 of each year, the Company shall make distributions (the "Tax Distributions") to each Member in an amount equal to the estimated federal and state income tax liability arising from such Member's membership interest in the Company during the immediately prior year (based upon a tax rate reflecting the highest applicable federal and state rates for such Member for such year).

                  ARTICLE 7. Allocation of Profits and Losses.

                  (a) All Profits as determined in accordance with Section 7(d) herein shall be allocated among the Members as follows:

                      (i) First, Profits shall be allocated to all of the Members in the amount of and in proportion to the excess, if any, of (A) the aggregate distributions which have been paid, or are payable, to such Member as of the last day of the current year; less (B) the aggregate amount of Profits previously allocated to such Member pursuant to this Section 7(a)(i) for all prior years; and


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                      (ii) Second, all remaining Profits shall be allocated to
all of the Members in proportion to their respective LLC Interests.

                  (b) All Losses as determined in accordance with Section 7(d) hereof shall be allocated among the Members in proportion to their respective Capital Accounts.

                  (c) Notwithstanding Articles 7(a) and (b) hereof:

                      (i) Profits and Losses shall be specifically allocated (the "Regulatory Allocations") if and to the extent necessary to comply with the Regulations under Code Section 704(b) (the "704(b) Regulations"), all as determined by the Tax Matters Partner (as defined in Section 8(e) below).

                      (ii) If Regulatory Allocations have been made, then subsequent allocations of Profits and Losses (the "Curative Allocations") shall be made, so that the net result of all allocations of Profits and Losses pursuant to Sections 7(a) and (b) and this Sections 7(c) in the aggregate shall, as quickly as possible and to the extent possible without violating the constraints prescribed by the 704(b) Regulations, be the same as if no allocations had been made pursuant to this Article 7(c), all as determined by the Tax Matter Partner.

                      (iii) In furtherance of this Section 7(c), all items of Losses attributable to a liability of the Company shall be specifically allocated to the Member that bears the economic risk of loss for such liability and such Member shall be allocated items of Profits to the extent that there is a net decrease in the minimum gain attributable to such portion of such liability, all in accordance with the 704(b) Regulations as determined by the Tax Matters Partner.

                  (d) "Profits" and "Losses" shall mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a), provided that all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income and loss, except that:

                      (i) any income that is exempt from federal income tax shall be added to such taxable income or loss;

                      (ii) any expenditure of the Company described in Code
Section 705(a)(2)(B) or treated as such pursuant to the 704(b) Regulations shall be subtracted from taxable income or loss;

                      (iii) income, gain, losses and deductions, as determined for federal income tax purposes, with respect to any property contributed to the capital of the Company or owned by the Company if and when the Members' Capital Accounts are revalued in accordance with the 704(b) Regulations shall be determined with respect to such asset's fair market value in accordance with the 704(b) Regulations (the "Gross Asset Value") as determined by the Tax Matters Partner;


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                      (iv) in the event that any of the Company's assets is
adjusted to reflect its Gross Asset Value in accordance with the 704(b) Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                      (v) to the extent an adjustment to the adjusted tax basis of any of the Company's assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to the 704(b) Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's LLC Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

                  (e) Income, gain, losses and deductions, as determined for federal income tax purposes, shall be allocated in accordance with the allocation of the corresponding items of Profits and Losses except that income, gain, losses and deductions as determined for federal income tax purposes with respect to any property with a Gross Asset Value that differs from its adjusted basis for federal income tax purposes shall be allocated so as to reconcile the difference between such adjusted basis and such Gross Asset Value, in any manner permitted under Code Section 704(c) and the Regulations thereunder as determined by the Tax Matters Partner. Tax credits shall be allocated to the Members in proportion to their respective LLC Interests. Allocations pursuant to this
Section 7(e) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, or distributions pursuant to any provision of this Agreement.

                  (f) In the event that any Member's LLC Interest changes during the year, then allocations of Profit and Losses shall be made in any manner permitted under Code Section 706 and the Regulations thereunder as determined by the Tax Matters Partner to take into account such varying interests.

                  ARTICLE 8. Management.

                  (a) The management and control of the business and affairs of the Company shall be vested in its manager (the "Manager"). The sole Manager shall be an individual who shall not then be a current officer, director or employee of PFS or any subsidiary thereof. The initial Manager shall be Joe Farrell. The Manager shall prepare, and submit to the Members for approval, an annual budget (as the same may be modified or revised from time to time, the "Budget") setting forth projected revenue and expenses of the Company and its subsidiaries for each upcoming fiscal year, together with such additional information as any Member may reasonably request. The Manager shall have the complete power and authority to manage and control the operations of the Company and is authorized to take any and all actions and steps, and execute and deliver on behalf of the Company, any and all documents, instruments and agreements, as the Manager may deem necessary or appropriate from time to time; provided, however, without the prior approval of the Members, the Manager shall not incur any liability or obligation on behalf of the Company or any subsidiary thereof or take any other action binding upon the Company or any subsidiary thereof in an amount which exceeds the corresponding amount therefor set forth in the applicable approved


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Budget by more than 15%. Subject to the prior written consent of the Members, the Manager may appoint one or more officers or representatives of the Company and may authorize such officers or representatives to act on behalf of, and to enter into contracts, understandings and agreements in the name of, the Company.

                  (b) The Manager is hereby designated to serve as and exercise all rights, powers and duties as "Tax Matters Partner," as such term is defined and used in Section 6231(a)(7) of the Code and the Regulations. In its capacity as Tax Matters Partner, the Manager shall cause the preparation and filing of all Company tax returns and shall, on behalf of the Company, make such tax elections as he shall determine to be in the best interests of the Members. The Tax Matters Partner may consent to extensions relating to such returns and revoke such tax elections as it believes may be in the best interests of the Members. In addition, the Tax Matters Partner shall file all other tax forms, documents or other writings with respect to the business and operations of the Company as shall be required by any governmental agency or authority having jurisdiction to require such forms, documents or other writings. The Tax Matters Partner shall provide the Members with prompt notice of any communications received from the Internal Revenue Service, together with copies of such communications.

                  (c) The Manager shall be entitled to reasonable compensation and benefits as shall be mutually agreed, from time to time, by the Manager and the Members. The Manager and any officers or representatives of the Company appointed by the Manager shall perform their respective duties hereunder in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Manager and such officers and representatives (in performing their obligations hereunder) shall be fully protected, and shall not be liable to the Company or to any Member, for acts performed or omitted by them or their agents or representatives for and on behalf of the Company in furtherance of its interests, including, without limitation, acts or omissions made in good faith based upon the records of the Company or the opinions of professionals employed by the Company.

                  (d) Upon not less than 30 days' prior written notice to all Members, the Members, or any of them, shall have the right to remove the Manager for Cause. As used herein "Cause" shall mean (i) the willful failure of the Manager to substantially perform his duties to the Company and its subsidiaries (after reasonable prior notice); (ii) misappropriation by the Manager of funds or property of the Company or any attempt by the Manager to secure any personal profit related to the business of the Company and not fairly disclosed to and approved by all of the Members; (iii) fraud, dishonesty, disloyalty, gross negligence or willful misconduct on the part of the Manager in the performance of his duties for the Company and its subsidiaries; (iv) the Manager's engaging in activities which are prohibited by state and/or federal laws prohibiting discrimination based on age, sex, race, religion or national origin or engaging in conduct constituting sexual harassment; or (v) a felony conviction of the Manager.

                  (e) In the event of the death, disability or voluntary resignation or retirement of the Manager or in the event the Manager is removed for Cause, the Members shall appoint a new Manager, provided, however, such new Manager shall not be a then current officer, director or employee of PFS.


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                  (f) Except as otherwise set forth herein, any action to be taken by the Members, or any approval or consent required hereunder, shall be deemed taken, granted or given hereunder (i) without any requirement of notice or meeting, upon the unanimous action, approval or consent of the Members or
(ii) upon the affirmative vote of Members holding a majority of the outstanding LLC Interests at a meeting of Members duly called by any Member upon not less than 30 days prior written notice (specifying the action to be taken or approval or consent to be granted or given) to all Members.

                  ARTICLE 9. Activities of Members. The Members may have and engage in any other activities, business, enterprises or investments without any liability to the Company arising therefrom, except that IFP covenants and agrees that for so long as it is a Member herein and for a two year period thereafter, IFP will not (i) directly or indirectly, own (except for minor holdings in publicly listed or traded companies), manage, operate, join, control or otherwise participate in, whether as a partner, director, shareholder or otherwise, any business competitive with the business of the Company, PFS or any of their respective subsidiaries; (ii) attempt in any manner to persuade any of the suppliers or customers of the Company, PFS or any of their respective subsidiaries to cease doing business or reduce the amount of business which any of such suppliers or customers has done or may contemplate doing with the Company, PFS or any of their respective subsidiaries; and (iii) whether directly or indirectly, and whether on its own behalf or as a consultant, advisor, agent, representative, shareholder, partner, independent contractor or in any capacity on behalf of any sole proprietorship, corporation, partnership, joint venture, person or other entity, employ any person who at any time during such period is or was an employee of the Company, PFS or any of their subsidiaries. IFP acknowledges that (i) the restrictive covenants set forth herein are necessary in order to protect and maintain the legitimate business interests of the Company and PFS and it is reasonable that the restrictive covenants set forth above are not limited by any specific geographic area; (ii) the remedy at law for any breach of this covenant by it will be inadequate and that, accordingly, the Company and PFS shall, in addition to all other available remedies (including without limitation seeking damages and an accounting for lost profits), be entitled to injunctive relief; (iii) if any of the covenants contained in this Section, or any part hereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions; (iv) if any of the covenants contained in this Section, or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, said provision shall then be enforceable; and (v) in the event that the courts of any one or more of any state having jurisdiction shall hold the above covenants wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company or PFS to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

                  ARTICLE 10. Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member, Manager,


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employee, agent or representative of the Company shall be obligated personally for any such debt, obligation or liability of the Company, or for any debt, obligation or liability of any other Member, Manager, employee, agent or representative of the Company, by reason of being a Member, or acting as a Manager, employee, agent or representative of the Company.

                  ARTICLE 11. Transfer of Interests in the Company.

                  (a) Except as otherwise provided in this Article 11, a Member may not sell, assign, transfer, make gifts of or otherwise dispose of, or pledge, hypothecate or otherwise encumber, its LLC Interest or any part thereof in any manner whatsoever (such events being hereinafter sometimes collectively referred to as a "Transfer"), without the prior written consent of all of the Members (which consent shall not be unreasonably withheld), and any act in violation hereof shall be null and void as against the Company and the other Members.

                  (b) If an Insolvency Event (as herein defined) should occur with respect to a Member, or if a Member is subject to a court order which provides for the transfer of such Member's interest in the Company, the trustee in bankruptcy or other person succeeding to such Member's interest in the Company shall succeed only to such Member's economic rights and interests as described in the Act and in this Agreement and shall not be admitted as a Member of the Company or have the right to exercise any Voting Interests or consent rights of such Member unless (i) the other Members grant their unanimous written approval, which may be withheld in their sole and absolute discretion and (ii) such successor agrees in writing to be bound by and comply with all of the terms, provisions and conditions of this Agreement. As used herein, an "Insolvency Event" shall mean any of the events set forth in Section 18-304 of the Act with respect to a person or the occurrence of any of the events set forth (and upon the dates specified) in such Section with respect to a person.

                  ARTICLE 12. Additional Members.

                  (a) Any person or entity may become a Member of the Company upon (i) the written consent of all of the then Members and (ii) such person or entity agreeing in writing to be bound by and comply with all of the terms, provisions and conditions of this Agreement applicable to Members.

                  (b) A new Member may be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company as the Manager shall determine. The Manager may, in its sole discretion, at the time a new Member is admitted, close the Company's books (as though the Company's tax year had ended) or make pro rata allocations of losses, income and expense deductions to a new Member for that portion of the Company's tax year in which a new Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder.

                  (c) Each Member agrees to execute and deliver such amendments to, and modifications of, this Agreement as the Manager may deem necessary or appropriate in connection with or in respect of the admission of any additional Member as herein provided.


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                  ARTICLE 13. Additional Capital. In the event the Members shall unanimously determine in good faith that, in addition to the Capital Contributions of the Members hereunder, further funds are required for the proper operations of the Company (including without limitation, any funds needed for working capital, any operating deficit or the purchase, lease, acquisition, expansion or construction of additional Company property), such additional capital shall be obtained from the Members in proportion to their LLC Interests or in such other proportion, and upon such terms and conditions, as they shall otherwise agree.

                  ARTICLE 14. Property Sale Events; Dissolution and Liquidation.

                  (a) As used herein, a "Property Sale" shall mean (i) the merger or consolidation of any entity owned by the Company with or into any other entity (other than a transaction in which the Company continues to own a controlling interest in the surviving entity of such transaction), (ii) the sale or transfer by the Company of all or substantially all of its assets and properties to an unrelated third party in a bona fide transaction or (iii) the sale or transfer by the Company of all or substantially all of its interest in any entity owned by it to an unrelated third party in a bona fide transaction.

                  (b) All of the terms and provisions of any and each Property Sale, including the consideration thereof and all matters relating thereto (including the form, terms and provisions of all Property Sale documents, agreements and instruments (the "Property Sale Documents")), shall be made by the Manager, subject to the unanimous prior written consent of the Members (which shall not be unreasonably withheld). Each Member agrees to execute and deliver any and all Property Sale Documents, and, to the extent required thereunder, to be jointly and severally liable with the other Members thereunder, as shall be requested by the Manager, provided that such request shall be made of all Members and provided further, however, that, notwithstanding the terms of any Property Sale Document (or the failure of any Member to execute and deliver the same), as among the Members, any liability or obligation arising under or in respect of such Property Sale Document shall be allocated among the Members in the proportion of their respective LLC Interests.

                  (c) All amounts paid or payable to the Company in connection with any Property Sale (the "Sale Proceeds") shall be applied and allocated as follows:

                      (i) first, to the payment of all costs and expenses incurred by the Company in connection with the Property Sale;

                      (ii) second, to the payment of all indebtedness and liabilities of the Company (including the establishment of such reserves as the Manager shall deem necessary or appropriate in respect of any anticipated or contingent liabilities arising from or relating to the Property Sale);

                      (iii) third, to the Members in proportion to their respective Capital Accounts; and

                      (iv) fourth, the remaining balance shall be paid to the Members in proportion to their respective LLC Interests.

                  (d) In the event the Sale Proceeds shall be payable over time or shall be payable in securities, notes or property other than cash ("Non-cash Proceeds"), then, to the extent practicable, the provisions of the preceding paragraph (c) above shall apply to such Non-cash Proceeds, as and when received, with the same force and effect as if paid in cash as of the effective date of the Property Sale.

                  (e) The Company shall be dissolved and its assets liquidated upon the earliest of (i) as promptly as practicable following the effective date of a Property Sale, if following such Property Sale, the Company has no material assets other than the Non-cash Proceeds arising therefrom, (ii) December 31, 2050, unless Members holding a majority of the LLC Interests held by the Members agree in writing, within one year prior to the expiration of the Term, to extend the Term; (iii) the unanimous determination of the Members to dissolve and liquidate the Company and terminate this Agreement; or (iv) the entry of a court order or judgment of dissolution.

                  (f) In the event of a dissolution of the Company for any reason, the Manager shall immediately commence to wind up the Company's affairs and shall liquidate the assets of the Company as promptly as possible, but in an orderly and businesslike manner.

                  (g) In the event of any liquidation and dissolution of the Company, after all indebtedness, liabilities and obligations of the Company, including all expenses of liquidation (and including the establishment of such reserves as the Manager shall deem necessary or appropriate in respect of any anticipated or contingent liabilities of the Company), shall have been paid or provided for, and all items of profit, loss, income, gain, loss, deduction and credit shall have been allocated in accordance with Article 7 hereof, any proceeds from the liquidation shall be applied and distributed in the order of priority set forth in paragraph (c) above.

                  ARTICLE 15. Books, Records and Reports. The Manager shall select the accountants for the Company. The Company shall keep proper and complete books of account in accordance with generally accepted accounting principles, consistently applied, at all times during its continuance, which books and records shall be maintained at the principal office of the Company and shall be available for inspection and copying upon reasonable notice. Except as otherwise provided herein, the Tax Matters Partner shall select the cash or accrual basis of accounting, as required by the Code, and shall make such decisions as required and as are necessary with respect to capitalization or expensing of items and the method of depreciation for both the books of account and for Federal income tax purposes. The Company shall provide to the Members an annual financial report, a copy of the Company tax return for each year by April 1st of the following calendar year and Form K-l or such other form necessary for filing with the Members' income tax returns. The financial reports shall include a copy of the balance sheet, the statement covering the profits and losses of the Company, and with respect to the annual report, a statement showing the distribution made to such Member pursuant to Article 6 hereof and the amounts allocated to such Member pursuant to Article 7 hereof during or in respect of such year and the amount thereof reportable for state and Federal income tax purposes. Accountant's fees incurred by the Company for accounting services necessary to comply with the terms of this Article are deemed to be a Company expense, payable out of Cash Flow.

                  ARTICLE 16. Fiscal Year. The fiscal year and the federal income tax year of the Company shall end on December 31 of each year.

                  ARTICLE 17. Modifications; Waivers. No amendment or modification of this Agreement shall be valid or effective unless in writing and signed by the Members holding not less than 66-2/3% of the LLC Interests held by the Members; provided that no modification or waiver of any breach or condition of this Agreement shall be effective against any party unless in writing and signed by the party or parties sought to be charged therewith. A waiver in one instance shall not be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  ARTICLE 18. Notices and Addresses. All notices or other communications given or made under this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by certified mail, return receipt requested, postage prepaid or by reputable overnight courier providing a receipt against delivery or (c) sent by telecopy or facsimile transmission, provided that a copy thereof is concurrently delivered or sent in accordance with clause
(a) or (b) above. Such notices or other communications shall be delivered or sent to the Members at their respective addresses set forth in the Company's records or such other address as any Member may specify in a notice to the other Members, and to the Company at its principal office specified in Article 2 of this Agreement. All notices shall be effective upon receipt.

                  ARTICLE 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  ARTICLE 20. Gender. As used herein, each of the masculine, feminine or neuter genders shall include the other genders, the singular shall include the plural and the plural shall include the singular, whenever appropriate to the context.

                  ARTICLE 21. Captions. Article titles or captions contained in this Agreement are inserted only as a matter of convenience and as reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

                  ARTICLE 22. Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of the counterparts shall constitute one and the same instrument, and this Agreement shall be deemed effective on the date it is executed by the parties hereto.

                  ARTICLE 23. Covenant to Sign Documents. Each Member shall execute, with acknowledgment or affidavit if required, all documents and writings reasonably necessary or expedient in order to effectuate the terms and provisions hereof and the achievement of its purpose and as otherwise contemplated herein.

                  ARTICLE 24. No Waiver. The failure of a Member to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

                  ARTICLE 25. Successors and Assigns. Subject to the restrictions on transferability contained in this Agreement, this Agreement and all of its provisions shall be binding on and inure to the benefit of the successors and assigns of the Members.

                  ARTICLE 26. Entire Agreement. This Agreement constitutes the entire understanding of the parties, and supersedes all prior or contemporaneous agreements among them, with respect to the subject matter hereof.

                  ARTICLE 27. Right of Partition. Each of the Members, for itself, its successors and assigns, hereby waives any and all rights of partition it may have under any and all applicable laws.

                  ARTICLE 28. Power of Attorney. Each Member hereby appoints the Manager as its true and lawful representative and attorney-in-fact in his name, place and stead to make, execute, sign and file any amendments to the Certificate now or hereafter required by law and any amendments necessary to reflect the admission of one or more new Members or any other amendment or modification hereof provided for herein and such instruments, documents and certificates which, from time to time, may be required by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death or incapacity of such party.

                  ARTICLE 29. Counsel. Each Member acknowledges that it has reviewed, or has had the opportunity to review, this Agreement with its own separate and independent counsel, and each Member has participated in the negotiation and drafting of this Agreement. Each Member further acknowledges that counsel to the Company may also serve as counsel to any or all of the Members, and counsel to any or all of the Members may also serve as counsel to the Company, in each case, in any related or unrelated matter and any and all conflicts of interest arising therefrom are hereby waived.

                  IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the day and year first aforesaid.


                                      PRIORITY FULFILLMENT SERVICES, INC.


                                      By:
                                          ------------------------------------
                                      Name:
                                      Title:


                                      INVENTORY FINANCING PARTNERS, LLC


                                      By:
                                          ------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                            CERTIFICATE OF FORMATION

                                       OF

                  BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC


         The undersigned, an authorized natural person, in order to form a limited liability company pursuant to the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), does hereby certify:

         FIRST: The name of the limited liability company is BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC.

         SECOND: The address of the limited liability company's initial registered office and the name of the limited liability company's initial registered agent as required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned has set his hand this 2nd day of July, 2001.

                                             /s/ Morris Bienenfeld
                                             -----------------------------------
                                             Morris Bienenfeld
                                             Authorized Representative

                                    EXHIBIT B

                              CAPITAL CONTRIBUTIONS


Name                                                Capital Contribution
----                                                --------------------
Priority Fulfillment Services, Inc.                 $750,000
Inventory Financing Partners LLC                    $250,000